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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statements Nos. 333-83680, 333-62776, 333-79767, 333-58903, 333-11865, 333-36782, 33-34507, and 333-115642 on Form S-8 of our report dated June 20, 2003 (March 11, 2004 as to pro forma amounts after giving effect to changes in accounting principles) relating to the financial statements, which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty, and of our report dated June 20, 2003 (March 11, 2004 as to pro forma amounts after giving effect to changes in accounting principles) relating to the financial statement schedule, both appearing in this Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Los Angeles, California
March 9, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm